UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): February 13, 2015

EVERTEC, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico		00926
(Address of principal executive offices)		(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2014, the Company’s Board of Directors (the “Board”), on the recommendation of the Nominating and Corporate Governance Committee, appointed Brian J. Smith to the Board effective immediately. Mr. Smith fills a vacancy on the Board and satisfies the NYSE director independence requirements. On February 17, 2015, the Company issued a press release announcing the appointment. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with his appointment, Mr. Smith will enter into an indemnification agreement with the Company, the terms of which are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its directors. The Company’s standard form of director indemnification agreement was described in, and previously filed as Exhibit 10.62 to, the Company’s Registration Statement on Form S-1 (File No. 333-186487), as amended.

Mr. Smith’s compensation will consist of $75,000 in cash, payable in quarterly arrears, and $75,000 of equity in accordance with the Company’s independent director compensation policy which will be under review by the Board’s Compensation Committee and the Board later this month. The form of equity award that Mr. Smith will receive will be determined at the Compensation Committee meeting later this month. In accordance with the Company’s independent director compensation policy, each of Mr. Smith’s equity and cash compensation will be prorated for the time period he serves as director, starting on February 13, 2015 until his reelection at the Company’s 2015 Annual Meeting of Stockholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press Release re: appointment of director issued by EVERTEC, Inc. dated February 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc. (Registrant)

Date: February 17, 2015	By:	/s/ Frank G. D’Angelo
Name: Frank G. D’Angelo Title: Interim Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release re: appointment of director issued by EVERTEC, Inc. dated February 17, 2015.